CONFORMED COPY








                                  $250,000,000



                       CREDIT AND REIMBURSEMENT AGREEMENT


                                   dated as of


                                 March 29, 1996


                                      among


                                USF&G Corporation


                            The Banks Listed Herein,


                 The Letter of Credit Issuing Banks Named Herein


                                       and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                     TABLE OF CONTENTS*


                                                                            Page

                  ARTICLE I

                                   DEFINITIONS


                  SECTION 1.01  Definitions                                   1
                  SECTION 1.02  Accounting Terms and Determinations          15
                  SECTION 1.03  Types of Borrowings                          16

                  ARTICLE II

                                   THE CREDITS


                  SECTION 2.01  Commitments to Lend                          16
                  SECTION 2.02  Notice of Committed Borrowing                17
                  SECTION 2.03  Money Market Borrowings                      17
                  SECTION 2.04  Notice to Banks; Funding of Loans            21
                  SECTION 2.05  Notes                                        22
                  SECTION 2.06  Maturity of Loans                            23
                  SECTION 2.07  Interest Rates                               23
                  SECTION 2.08  Fees                                         27
                  SECTION 2.09  Optional Termination or Reduction of
                                  Commitments                                28
                  SECTION 2.10  Mandatory Termination of Commitments         28
                  SECTION 2.11  Optional Prepayments                         28
                  SECTION 2.12  General Provisions as to Payments            29
                  SECTION 2.13  Funding Losses                               30
                  SECTION 2.14  Computation of Interest and Fees             30
                  SECTION 2.15  Letters of Credit                            31

                  ARTICLE III

                                   CONDITIONS


                  SECTION 3.01  Closing                                      36
                  SECTION 3.02  Borrowing and Issuance of Letters of Credit  37

- ---------------
 *The Table of Contents is not a part of this Agreement.

                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


                  SECTION 4.01  Corporate Existence and Power                38
                  SECTION 4.02  Corporate and Governmental
                                  Authorization; No Contravention            38
                  SECTION 4.03  Binding Effect                               38
                  SECTION 4.04  Financial Information                        39
                  SECTION 4.05  Litigation                                   39
                  SECTION 4.06  Compliance with ERISA                        40
                  SECTION 4.07  Environmental Matters                        40
                  SECTION 4.08  Taxes                                        41
                  SECTION 4.09  Subsidiaries                                 41
                  SECTION 4.10  Not an Investment Company                    41
                  SECTION 4.11  Full Disclosure                              41

                  ARTICLE V

                                    COVENANTS


                  SECTION 5.01  Information                                  42
                  SECTION 5.02  Payment of Obligations                       44
                  SECTION 5.03  Maintenance of Property; Insurance           45
                  SECTION 5.04  Conduct of Business and Maintenance
                                  of Existence                               45
                  SECTION 5.05  Compliance with Laws                         45
                  SECTION 5.06  Negative Pledge                              46
                  SECTION 5.07  Consolidations, Mergers and Sales of
                                  Assets; Ownership by USF&G
                                  Corporation                                47
                  SECTION 5.08  Use of Proceeds                              47
                  SECTION 5.09  Ratio of Debt to Adjusted
                                  Consolidated Tangible Net Worth            48
                  SECTION 5.10  Minimum Adjusted Consolidated
                                  Tangible Net Worth                         48
                  SECTION 5.11  Transactions with Affiliates                 48

                  ARTICLE VI

                                    DEFAULTS


                  SECTION 6.01  Events of Default                            49
                  SECTION 6.02  Notice of Default                            52
                  SECTION 6.03  Cash Cover                                   52

                  ARTICLE VII

                                    THE AGENT


                  SECTION 7.01  Appointment and Authorization                52
                  SECTION 7.02  Agent and Affiliates                         53
                  SECTION 7.03  Action by Agent                              53
                  SECTION 7.04  Consultation with Experts                    53
                  SECTION 7.05  Liability of Agent                           53
                  SECTION 7.06  Indemnification                              54
                  SECTION 7.07  Credit Decision                              54
                  SECTION 7.08  Successor Agent                              54
                  SECTION 7.09  Agent's Fee                                  55

                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES


                  SECTION 8.01  Basis for Determining Interest Rate
                                  Inadequate or Unfair                       55
                  SECTION 8.02  Illegality                                   56
                  SECTION 8.03  Increased Cost and Reduced Return            56
                  SECTION 8.04  Taxes                                        58
                  SECTION 8.05  Base Rate Loans Substituted for
                                  Affected Fixed Rate Loans                  60

                  ARTICLE IX

                                  MISCELLANEOUS


                  SECTION 9.01  Notices                                      61
                  SECTION 9.02  No Waivers                                   61
                  SECTION 9.03  Expenses; Indemnification                    62
                  SECTION 9.04  Sharing of Set-Offs                          62
                  SECTION 9.05  Amendments and Waivers                       63
                  SECTION 9.06  Successors and Assigns                       64
                  SECTION 9.07  Collateral                                   66
                  SECTION 9.08  Governing Law; Submission to Jurisdiction    66
                  SECTION 9.09  Counterparts; Integration; Effectiveness     66
                  SECTION 9.10  WAIVER OF JURY TRIAL                         67
                  SECTION 9.11  Existing Credit Agreement                    67


Pricing Schedule

Schedule I

Exhibit A -   Note

Exhibit B -   Money Market Quote Request

Exhibit C -   Invitation for Money Market Quotes

Exhibit D -   Money Market Quote

Exhibit E -   Opinion of the General Counsel of the Borrower

Exhibit F -   Opinion of Counsel to the Borrower

Exhibit G -   Opinion of Special Counsel for the
                Agent

Exhibit H -   Assignment and Assumption Agreement

Exhibit I -   Form of Letter of Credit Request

Exhibit J -   Form of Letter of Credit

                                CREDIT AGREEMENT



                                    AGREEMENT dated as of March 29, 1996 among
USF&G CORPORATION, the BANKS listed on the signature pages hereof, the Letter of Credit Issuing Banks named herein and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                                    The parties hereto agree as follows:


                                  I DEFINITIONS


     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

     "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

     "Adjusted Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries (1) plus any unrealized holding losses (or less any unrealized holding gains), in each case net of relevant adjustments for deferred policy acquisition costs, on account of available-for-sale debt securities to the extent reflected therein (together with other adjustments, all as determined in accordance with Statement of Financial Accounting Standards No. 115 of the Financial Accounting Standards Board, as amended from time to time, or any successor provision thereto) and (2) plus up to $210,000,000 of Qualified Deferrable Securities Obligations and (3) less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations, write-ups of assets of a going concern business made within twelve months after the acquisition of such business and changes made in accordance with generally accepted accounting principles in the book value of any Investments in Persons other than the Borrower and its Consolidated Subsidiaries) subsequent to December 31, 1993 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets (other than deferred policy acquisition costs and net deferred tax assets).

     "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

     "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "Assessment Rate" has the meaning set forth in Section 2.07(b).

     "Assignee" has the meaning set forth in Section 9.06(c).

     "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors and shall include, unless the context otherwise clearly requires, any Issuing Bank in such capacity.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower" means USF&G Corporation, a Maryland corporation, and its successors.

     "Borrower's 1994 Form 10-K" means the Borrower's annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended September 30, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "Borrowing" has the meaning set forth in Section 1.03.

     "CD Base Rate" has the meaning set forth in Section 2.07(b).

     "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

     "CD Margin" has the meaning set forth in Section 2.07(b).

     "CD Reference Banks" means The Bank of New York, Deutsche Bank AG and Morgan Guaranty Trust Company of New York.

     "Closing Date" means the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 3.01.

     "Co-Applicant" has the meaning set forth in Section 2.15.

     "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10; provided that such amount shall be reduced by each Bank's pro rata share (under this Agreement) of $70,000,000 until the Existing Credit Agreement is terminated and all of the loans of the Borrower thereunder shall have been repaid together with accrued interest thereon and accrued fees thereunder.

     "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, agents' commissions and other similar charges and expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.06 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person (but excluding any such Debt to the extent such Debt exceeds the fair market value of such assets (such fair market value to be established by the Borrower to the reasonable satisfaction of the Required Banks), unless such Debt is assumed), (vii) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property and (viii) all Debt of others Guaranteed by such Person, provided that obligations of any Person referred to only in clauses (i) through (iii), inclusive, above shall constitute Debt of such Person only to the extent that they are, or are required to be, recorded on the financial statements of such Person as a liability under generally accepted accounting principles.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations (other than obligations incurred as a result of writing futures, options, swaps or other derivative transactions in respect of, or based upon, insurance products or risks, including the futures and options contracts relating to catastrophic losses traded on the Chicago Board of Trade or otherwise) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Domestic Loans" means CD Loans or Base Rate Loans or both.

     "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.09.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

     "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

     "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

     "Euro-Dollar Reference Banks" means the principal London offices of The Bank of New York, Deutsche Bank AG and Morgan Guaranty Trust Company of New York.

     "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07(c).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Excluded Subsidiary" means any Subsidiary other than any (i) Insurance Company Subsidiary and (ii) "Significant Subsidiary", as defined in Section 210.1-02(v) of Regulation S-X, as amended from time to time, promulgated by the Securities and Exchange Commission (17 C.F.R. Section 210.1-02(w)).

     "Existing Credit Agreement" means the Credit Agreement dated as of September 30, 1994 among USF&G Corporation, the banks party thereto and Morgan Guaranty Trust Company of New York, as agent.

     "Existing Letter of Credit Facility" means the Letter of Credit Agreement dated as of October 25, 1994 ,as amended, by and among the Borrower, the banks party thereto and The Bank of New York, as agent and as issuing bank.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

     "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) if such Person is an insurance company, surety bonds and insurance contracts (including financial guarantee insurance policies) in each case issued in the ordinary course of such Person's business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "Indemnitee" has the meaning set forth in Section 9.03(b).

     "Insurance Company Subsidiary" means any Subsidiary domiciled in the United States of America (including the District of Columbia) and its territories and possessions or any State thereof and licensed or authorized to do an insurance business in any of the foregoing.

     "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

               (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

               (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than seven days) as the Borrower may elect in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

     "Issuing Bank" means Morgan Guaranty Trust Company of New York and any other Bank acceptable to the Borrower and the Agent that agrees to issue letters of credit hereunder, in each case in its capacity as the issuer of letters of credit hereunder, provided that no such other Bank shall constitute an Issuing Bank hereunder unless and until this Agreement is amended to reflect the fact that there are two or more Issuing Banks hereunder.

     "Letter of Credit" means a standby letter of credit to be issued by an Issuing Bank pursuant to Section 2.15(b).

     "Letter of Credit Commitment" means the lesser of (x) $250,000,000 and (y) the aggregate Commitments.

     "Letter of Credit Liabilities" means, for any Bank and at any time, the sum of (x) the amounts then owing to such Bank (including in its capacity as an Issuing Bank) by the Borrower to reimburse it in respect of amounts drawn under Letters of Credit, including in respect of participations purchased by such Bank pursuant to Section 2.15(b) and (y) such Bank's ratable participation in the aggregate amount then available for drawing under all Letters of Credit.

     "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.03.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.07(c).

     "Material Adverse Effect" means a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries (other than an Excluded Subsidiary), arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $50,000,000.

     "Material Financial Obligations" means a principal or face amount of Debt and/or the then-owed payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries (other than an Excluded Subsidiary), arising in one or more related or unrelated transactions, exceeding in the aggregate $50,000,000.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $15,000,000.

     "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

     "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

     "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "Money Market Margin" has the meaning set forth in Section 2.03(d).

     "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Non-Recourse Debt" means Debt, secured only by real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds arising therefrom), in respect of which the holder of such Debt has no recourse against the Borrower or any Subsidiary (other than a Subsidiary the only assets of which consist of such real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds therefrom)) or any asset of the Borrower or any Subsidiary (except such real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds arising therefrom)).

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

     "Notice of Issuance" has the meaning set forth in Section 2.15(b).

     "Officer's Certificate" means a certificate signed by the President, any Vice-President responsible for financial matters, the Treasurer or the Controller of the Borrower.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "Qualified Debt Securities" means Debt securities of the Borrower, provided that the terms of any such Debt security (i) permit the deferral of principal and interest payments (other than Tax Interest) for a period of up to five years (but not beyond the maturity date), as elected by the Borrower, (ii) have a maturity for payment of principal of not less than 19 years after the date of issuance, and (iii) contain subordination terms substantially consistent with (or more favorable to the Banks than) the subordination terms contained in the form of Indenture for Subordinated Debt Securities filed as an exhibit to the Borrower's Registration Statement on Form S-3 (File No. 33-65471) declared effective by the Securities and Exchange Commission on February 20, 1996.

     "Qualified Deferrable Securities Obligations" means at any date, without duplication, the obligations recorded on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in respect of Qualified Debt Securities and Qualified Preferred Securities issued by the Borrower or any Subsidiary.

     "Qualified Preferred Securities" means preferred securities issued by a Subsidiary, the sole purpose of which is to issue such securities and invest the proceeds thereof in Qualified Debt Securities, and which preferred securities are payable solely out of the proceeds of payments on account of such Qualified Debt Securities.

     "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Required Banks" means at any time Banks having at least 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 60% of the aggregate unpaid principal amount of the Loans and having at least 60% of the aggregate Letter of Credit Liabilities.

     "Revolving Credit Period" means the period from and including the Effective Date to and including the Termination Date.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "Tax Interest" means any additional amounts payable in respect of Qualified Debt Securities to reimburse a Subsidiary issuing any related Qualified Preferred Securities for any taxes or impositions payable by such Subsidiary in respect of such Qualified Debt Securities during any period in which interest payments otherwise have been deferred.

     "Termination Date" means March 29, 2001 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

     SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate ---- ---- in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                 II THE CREDITS


     SECTION 2.01. Commitments to Lend. During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding plus its Letter of Credit Liabilities shall not exceed the amount of its Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01.

     SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (b) the aggregate amount of such Borrowing,

          (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

          (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                      SECTION 2.03. Money Market Borrowings

     (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $5,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

     The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

     (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

          (A) the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii) Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

          (B) contains qualifying, conditional or similar language;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D) arrives after the time set forth in subsection (d)(i).

     (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

          (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $5,000,000,

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                SECTION 2.04. Notice to Banks; Funding of Loans

          (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

          (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

          (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing in this subsection (d) shall be deemed to relieve any Bank from its obligation to extend Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder. The failure of any Bank to make Loans hereunder shall not relieve any other Bank from its obligation to make the Loans required to be made by it hereunder.

     SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

     (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to the Interest Period for such Loan and (ii) the rate applicable to Base Rate Loans for such day.

     "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                                             [ CDBR       ]*
                                    ACDR  =  [ ---------- ]  + AR
                                             [ 1.00 - DRP ]

                                    ACDR  =  Adjusted CD Rate
                                    CDBR  =  CD Base Rate
                                     DRP  =  Domestic Reserve Percentage
                                      AR  =  Assessment Rate

                  ----------
                  * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R.ss. 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     SECTION 2.08. Fees. (a) The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the date of this Agreement to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans and the Letter of Credit Liabilities shall be repaid in their entirety, on the sum of the daily aggregate outstanding principal amount of the Loans and the daily aggregate amount of Letter of Credit Liabilities.

     (b) The Borrower shall pay to the Agent (i) for the account of the Banks ratably a letter of credit fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit at a rate per annum determined in accordance with the Pricing Schedule and (ii) for the account of each Issuing Bank a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at a rate per annum agreed upon by the Borrower and the Issuing Bank.

     (c) Accrued fees under this Section shall be payable quarterly, commencing on June 30, 1996, on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans and the aggregate amount of Letter of Credit Liabilities shall be repaid in their entirety).

     SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities. Upon receipt of any notice pursuant to this Section 2.09, the Agent shall promptly notify each Bank of the contents thereof.

     SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     SECTION 2.11. Optional Prepayments. (a) Subject in the case of any Fixed Rate Borrowing to Section 2.13, the Borrower may, upon at least three Domestic Business Days' notice (except in the case of a Base Rate Loan, in which case upon one Domestic Business Day's notice) to the Agent, prepay any Domestic Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

     (b) Except as provided in Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof except with the consent of the Bank which made such Loan.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of Letter of Credit Liabilities and interest thereon and of fees hereunder (other than fees payable directly to the Issuing Bank), not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of Letter of Credit Liabilities or interest thereon or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to
Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.15. Letters of Credit. (a) Subject to the terms and conditions hereof, each Issuing Bank agrees to issue standby letters of credit (the "Letters of Credit") hereunder from time to time before the tenth day before the Termination Date upon the request, and for the account, of the Borrower or, on a joint and several basis, the Borrower and each wholly owned Subsidiary signing such request (each, a "Co-Applicant"); provided that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding amount of all Loans shall not exceed the aggregate amount of the Commitments. Upon the date of issuance by an Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments.

     (b) (i) The Borrower shall give the Issuing Bank notice, by a Letter of Credit Request in the form of Exhibit I hereto, at least three Domestic Business Days prior to the requested issuance of a Letter of Credit specifying the beneficiary thereof and its address, the conditions under which a drawing may be made thereunder, the date such Letter of Credit is to be issued, the maximum amount thereof, the name and address of each Co-Applicant (if any) therefor and the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance").

     (ii) Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Bank, of the contents thereof and of the amount of such Bank's participation in such Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that (i) such Letter of Credit shall be substantially in the form of Exhibit J hereto or in such other form and contain such other terms as shall be reasonably satisfactory to the Issuing Bank, (ii) the Borrower and each Co-Applicant (if any) shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested and (iii) the Agent shall have received the related Letter of Credit Request signed by such Co-Applicant (if any).

     (iii) The extension or renewal of any Letter of Credit shall be deemed for all purposes of this Agreement to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension, provided that no failure by the Issuing Bank to give any such notice of termination and no delay in giving any such notice shall affect the obligations of (i) the Borrower or any Co-Applicant to reimburse the Issuing Bank for any drawing under any Letter of Credit or (ii) any Banks to pay to the Issuing Bank an amount in respect of such Bank's ratable share of any such drawing.

     (iv) No Letter of Credit shall have a term of more than one year; provided that a Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the Issuing Bank; provided further that, notwithstanding any other provision of this Agreement to the contrary, no Letter of Credit shall mature after, or have a term extending or be extendible beyond, the Termination Date.

     (v) Each Letter of Credit shall (i) be subject to the "Uniform Customs and Practice for Documentary Credits" of the International Chamber of Commerce, to the extent provided for in Exhibit J and (ii) be satisfactory in form to satisfy applicable regulatory requirements.

     (c) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Agent and the Agent shall promptly notify the Borrower and each Co-Applicant (if any) and each other Bank as to the amount to be paid as a result of such drawing and the payment date therefor. The Borrower and each such Co-Applicant shall jointly and severally be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower and each such Co-Applicant shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In addition, each Bank will pay to the Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower and each such Co-Applicant, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the rate applicable to Base Rate Loans for such period. Each Bank shall also be liable for its pro rata share of any amounts paid by the Borrower or any Co-Applicant that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or the compliance by the Borrower or any Co-Applicant with any of its obligations under this Agreement or any related document. The Issuing Bank will pay to each Bank ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto.

     (d) The obligations of the Borrower and each Co-Applicant (if any) and each Bank under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

               (iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

               (iv) the existence of any claim, set-off, defense or other right that the Borrower or any Co-Applicant may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks or any of them (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

               (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (vi) payment under a Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Issuing Bank's determination that documents presented under the Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Issuing Bank; or

               (vii) any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of the Borrower's or the relevant Co-Applicant's or any Bank's obligations hereunder.

     (e) The Borrower (and each Co-Applicant (if any) to the extent of claims, damages, losses, liabilities, costs and expenses attributable, directly or indirectly, to Letters of Credit issued for its account) hereby indemnifies and holds harmless each Bank (including each Issuing Bank) and the Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank)), and none of the Banks (including an Issuing Bank) nor the Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection
(d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that neither the Borrower nor any relevant Co-Applicant shall be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower and any such Co-Applicant shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify an Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Commitments.

     (f) The parties hereto agree that in making any payment under any Letter of Credit none of the following shall constitute or be deemed to constitute the wilful misconduct or gross negligence of the Issuing Bank: (i) the Issuing Bank's exclusive reliance on any document (including without limitation any draft) presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented thereunder, whether or not the amount due to the beneficiary thereof equals the amount of such draft, and whether or not any document presented thereunder proves to be inaccurate or otherwise insufficient in any respect, if such document on its face appears to be in order and whether or not such document or any statement contained therein proves to be forged or invalid or inaccurate or untrue in any respect whatsoever and (ii) any non-material, non-compliance by the documents (including without limitation any draft) presented under any Letter of Credit with the terms thereof.

     (g) With respect to each Letter of Credit, the Borrower shall pay to the Issuing Bank for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Issuing Bank.


                                 III CONDITIONS



     SECTION 3.01. Closing. The closing hereunder shall occur upon receipt by the Agent of the following documents, each dated the Closing Date unless otherwise indicated:

          (a) a duly executed Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.05;

          (b) an opinion of the Deputy General Counsel of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (c) an opinion of Piper & Marbury, counsel for the Borrower, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) evidence satisfactory to it that (x) the aggregate amount of the Commitments (as defined in the Existing Credit Agreement) shall have been irrevocably reduced to $70,000,000 and (y) irrevocable notice of termination thereof effective April 9, 1996 shall have been given by the Borrower thereunder and (z) except for the $70,000,000 loan outstanding thereunder, all other obligations then due and payable by the Borrower thereunder have been paid in full;

          (f) evidence satisfactory to it that the commmitments under the Existing Letter of Credit Facility shall have been terminated, all letters of credit issued thereunder shall have been canceled or shall be issued by The Bank of New York for its own account without participations therein by the banks thereunder and all amounts due and payable to the banks or the agent or the issuing bank thereunder shall have been paid in full; and

          (g) all documents the Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

     SECTION 3.02. Borrowing and Issuance of Letters of Credit. The obligation of any Bank to make a Loan on the occasion of any Borrowing, and the obligation of an Issuing Bank to issue (including the renewal or extension of the term of) any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) the fact that the Closing Date shall have occurred on or prior to April 30, 1996;

          (b) receipt by the Agent of a Notice of Borrowing as required by
     Section 2.02 or 2.03, as the case may be, or receipt by the Issuing Bank of a Notice of Issuance as required by Section 2.15(b);

          (c) the fact that, immediately after such Borrowing or issuance of a Letter of Credit, the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments;

          (d) the fact that, immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing;

          (e) the fact that the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Sections 4.04(c) or 4.05) shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance (including the renewal or extension) of a Letter of Credit as to the facts specified in clauses (c), (d) and (e) of this Section.

                        IV REPRESENTATIONS AND WARRANTIES


                   The Borrower represents and warrants that:

     SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Borrower, do not, in the aggregate, have a Material Adverse Effect.

     SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

     SECTION 4.04. Financial Information

     (a) The consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Ernst & Young and set forth in the Borrower's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated Subsidiaries as of September 30, 1995 and the related unaudited consolidated statements of operations and cash flows for the nine months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

     (c) Except as disclosed in the Borrower's Latest Form 10-Q or in any Form 8-K filed by the Borrower under the Securities Exchange Act of 1934 after the Borrower's Latest Form 10-Q and provided to the Banks prior to the date of this Agreement, since December 31, 1994 there has been no Material Adverse Effect.

     (d) A copy of a duly completed and signed Annual Statement or other similar report of or for each Insurance Company Subsidiary in the form filed with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Company Subsidiary is domiciled for the year ended December 31, 1995 has been delivered to the Agent on behalf of each of the Banks and fairly presents, in accordance with statutory accounting principles, the information contained therein.

     SECTION 4.05. Litigation. Subject to matters disclosed in the financial statements referred to in Sections 4.04(a) and 4.04(b), there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable expectation of an adverse decision which reasonably could be expected to have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the Notes.

     SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either case would trigger the provisions of Section 412(n) or 401(a)(29) of the Internal Revenue Code (or any corresponding provisions of ERISA) or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

     SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than any such assessments being contested in good faith by appropriate proceedings and for which any reserves required under generally accepted accounting principles have been established. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate in all material respects.

     SECTION 4.09. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank or any Issuing Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank or any Issuing Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.


                                   V COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note or any Letter of Credit Liability remains unpaid:

     SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

          (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such consolidated statements of operations and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, an Officer's Certificate (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.09 and 5.10 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention in the course of their examination of the financial statements of the Borrower and its Subsidiaries to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause
     (c) above;

          (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, an Officer's Certificate setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) within 120 days after the end of each fiscal year of each Insurance Company Subsidiary, a copy of a duly completed and signed Annual Statement (or any successor form thereto) required to be filed by such Insurance Company Subsidiary with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Company Subsidiary is domiciled, in the form submitted to such governmental body, agency or official;

          (g) within 60 days after the end of the second fiscal quarter of United States Fidelity and Guaranty Company and Fidelity and Guaranty Life Insurance Company, respectively, a copy of a duly completed and signed Quarterly Statement (or any successor form thereto) required to be filed by each such company with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such company is domiciled, in the form submitted to such governmental body, agency or official;

          (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan, other than a reportable event for which 30-day notice to the PBGC has been waived, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
     (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which in either case would trigger the provisions of Section 412(n) or 401(a)(29) of the Internal Revenue Code (or any corresponding provisions of ERISA), a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

          (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary (other than an Excluded Subsidiary) to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will maintain or cause to be maintained with financially sound and reputable insurers or through self-insurance programs appropriate to the type and amount of the risk insured, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances. The Borrower will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

     SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary (other than any Excluded Subsidiary) to continue, to engage in all material respects in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary (other than any Excluded Subsidiary) to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, other than such corporate existences, rights, privileges and franchises which, if not preserved, renewed or kept in force, will not have, in the aggregate, a Material Adverse Effect.

     SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply with such laws, ordinances, rules, regulations and requirements will not, in the aggregate, have a Material Adverse Effect.

     SECTION 5.06. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $100,000,000 and identified on Schedule I hereto;

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses or clause (j) below of this Section, provided that such Debt is not increased and is not secured by any additional assets;

          (g) Liens arising in the ordinary course of its business (including Liens arising in the ordinary course of its insurance business) which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation (except obligations arising in the ordinary course of its insurance business) in an amount exceeding $75,000,000 and (iii) do not in the aggregate materially detract from or impair the use or value of the asset or assets subject thereto in the operation of its business;

          (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000;


          (i) Liens securing obligations of the type referred to in clause (vii) of the definition of Debt as long as such Liens arise in the ordinary course of the Borrower's or the Subsidiary's, as the case may be, business and such Liens are in amounts and otherwise are on terms consistent with then existing practices in the repurchase business;

          (j) Liens securing Non-Recourse Debt (including Non-Recourse Debt constituting Debt (other than Non-Recourse Debt) as provided in the proviso to the definition of Non-Recourse Debt);

          (k) Liens on securities or cash of any Insurance Company Subsidiary which secure its obligations as a reinsurer (as opposed to a ceding insurance company) under reinsurance contracts entered into with Persons which are licensed or authorized to do an insurance business in any jurisdiction; and

          (l) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 5% of Adjusted Consolidated Tangible Net Worth.

     SECTION 5.07. Consolidations, Mergers and Sales of Assets; Ownership by USF&G Corporation. The Borrower will not (i) consolidate or merge with or into any other Person, other than a merger in which the Borrower is the surviving corporation or a merger solely for the purpose of reincorporating the Borrower in another jurisdiction, in each case provided no Default shall exist at, or immediately after, such merger, or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person. The Borrower will at all times own all of the outstanding voting securities of United States Fidelity and Guaranty Company.

     SECTION 5.08. Use of Proceeds. The proceeds of the Loans made under this Agreement and of drafts drawn under Letters of Credit issued under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     SECTION 5.09. Ratio of Debt to Adjusted Consolidated Tangible Net Worth. The aggregate amount of Debt (other than (1) Non-Recourse Debt, (2) up to $210,000,000 in Qualified Deferrable Securities Obligations, unless an event of default exists under, or with respect to, any of such Qualified Deferrable Securities Obligations and any of such Qualified Deferrable Securities Obligations have been accelerated or may, with the giving of notice or the lapse of time, or both, be accelerated, and (3) any subordinated Guarantee of payment of the Qualified Preferred Securities, but only if such Guarantee is a guarantee of payment (but not of collection) and guarantees payment only to the extent that the Subsidiary issuing the Qualified Preferred Securities has funds on hand available for payment) of the Borrower and its Subsidiaries shall at no time exceed 55% of Adjusted Consolidated Tangible Net Worth.

     SECTION 5.10. Minimum Adjusted Consolidated Tangible Net Worth. Adjusted Consolidated Tangible Net Worth will at no time be less than the sum of (i) $1,150,000,000 plus (ii) 50% of the consolidated net income of the Borrower and its Consolidated Subsidiaries for the period commencing on January 1, 1996 and ending at the end of the Borrower's then most recent fiscal quarter (treated for this purpose as a single accounting period). For purposes of this Section, if consolidated net income of the Borrower and its Consolidated Subsidiaries for any period shall be less than zero, the amount calculated pursuant to clause
(ii) above for such period shall be zero.

     SECTION 5.11. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate unless such payment, investment, lease, sale, transfer, disposition, participation or transaction is on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit the Borrower from declaring or paying any lawful dividend or distribution so long as, after giving effect thereto, no Default shall have occurred and be continuing.


                                   VI DEFAULTS


     SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail (i) to reimburse any drawing under any Letter of Credit when required hereunder, provided that the failure to reimburse the Issuing Bank therefor shall not constitute a Default or an Event of Default hereunder until the beginning of the first Domestic Business Day after the second Domestic Business Day after the Issuing Bank has given notice to the Borrower of such Issuing Bank's demand for reimbursement of such drawing, but only if the Borrower shall, simultaneously with such reimbursement, pay interest accrued thereon for each day from and including the date on which such drawing is honored to the date of reimbursement thereof in full, (ii) to pay when due any principal of any Loan or (iii) to pay within five days of the due date thereof any interest on any Loan or any fees or any other amount (other than the principal of any Loan and the reimbursement obligation with respect to any drawing under any Letter of Credit) payable hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 to 5.11, inclusive;

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
     (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make any payment owed by it in respect of any Material Financial Obligations when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Borrower or any Subsidiary (other than an Excluded Subsidiary) shall commence a voluntary case or other proceeding seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary (other than an Excluded Subsidiary) seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary (other than an Excluded Subsidiary) under the federal bankruptcy laws as now or hereafter in effect; or any governmental body, agency or official shall apply for, or commence a case or other proceeding to seek, an order for the rehabilitation, conservation, dissolution or other liquidation of the Borrower or any Subsidiary (other than an Excluded Subsidiary) or of the assets or any substantial part thereof of the Borrower or any such Subsidiary or any other similar remedy;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $15,000,000;

          (j) enforceable judgments or orders for the payment of money in excess of $30,000,000 in the aggregate shall be rendered and entered against the Borrower or any Subsidiary (other than an Excluded Subsidiary) and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% of the aggregate principal amount of the Loans and having more than 50% of the aggregate amount of Letter of Credit Liabilities, by notice to the Borrower declare the Notes and the Letter of Credit Liabilities (together with accrued interest thereon) to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that, in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes and the Letter of Credit Liabilities (together with accrued interest thereon, if any) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

     SECTION 6.03. Cash Cover. The Borrower agrees that, in addition to the provisions of Section 6.01, upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent upon the instruction of the Banks having more than 50% in aggregate amount of the Commitments (or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate principal amount of the Loans and having more than 50% of the Letter of Credit Liabilities), pay to the Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Agent or the Banks.


                                  VII THE AGENT


     SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

     SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

     SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder. Without limiting the generality of the foregoing, each Bank shall, ratably and in accordance with its Commitment, indemnify the Issuing Bank and its directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any costs, expense (including counsel fees and disbursements), claim, demand, action, loss or liability that each such indemnitee may suffer or incur and which results from any failure on the part of such Bank to pay to the Issuing Bank such Bank's ratable share of any drawing under any Letter of Credit in accordance with Section 2.15(c).

     SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

                          VIII CHANGE IN CIRCUMSTANCES


     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate
Borrowing:

          (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive after the date of this Agreement (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine in good faith that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

     SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or Letter of Credit or any obligation to make Committed Loans or issue or participate in any Letter of Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive after such date (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined in good faith that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall, if submitted in good faith, be conclusive in the absence of manifest error; provided that any certificate delivered pursuant to this Section 8.03(c) shall (i) in the case of a certificate in respect of amounts payable pursuant to Section 8.03(a), set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to Section 8.03(b), set forth at least the same amount of detail in respect of the calculation of such amounts as such Bank provides in similar circumstances to other similarly situated borrowers and also include a statement by such Bank that it has allocated to its Commitment or outstanding Loans or other obligations hereunder no greater than a substantially proportionate amount of any reduction of the rate of return on such Bank's capital due to the matters described in Section 8.03(b) as it has allocated to each of its other commitments to lend or issue Letters of Credit or to participate therein or any outstanding loans or unreimbursed drawings or participations therein to similarly situated borrowers that are affected similarly by such adoption or change. Subject to the foregoing, in determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located, or, in the case of the Agent and each Bank, such taxes which would not have been imposed on the Agent or such Bank but for any present or former connection between the Agent or such Bank and the jurisdiction imposing such tax (other than any such connection arising from the Agent or the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank (a) is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement or (b) subsequently becomes subject to United States withholding tax solely by reason of the change of its Applicable Lending Office by such Bank.

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies (other than franchise taxes or taxes imposed on the net income of a Bank or the Agent), which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If
(i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

          (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                                IX MISCELLANEOUS

     SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent or any Issuing Bank under Article II or Article VIII shall not be effective until received.

     SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including the reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement (including, without limitation, the issuance of Letters of Credit), any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the reasonable fees and disbursements of outside counsel in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction and provided, further, that no Bank shall have the right to be indemnified hereunder in any such proceeding wherein the parties thereto are only such Bank and any other Person (other than a Bank) to whom such Bank shall have granted a participation in, or assigned all or a proportionate part of, its Commitment or its Loans or Notes or its participation in Letters of Credit or its rights or obligations hereunder or under its Notes or under, or in respect of, Letters of Credit.

     SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it and any Letter of Credit Liability which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note and any Letter of Credit Liability held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes and any Letter of Credit Liability held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes and any Letter of Credit Liability held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or a Letter of Credit Liability, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent or the Issuing Bank are affected thereby, by the Agent or the Issuing Bank, as relevant); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder, except as provided below, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder or for the termination of any Commitment or (except as expressly provided in Section 2.15) postpone or extend the expiry date of any Letter of Credit, (iv) release any collateral furnished pursuant to Section 6.03 unless no Default then exists or
(v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuing Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or
(iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000, and provided that after giving effect thereto the Commitment of the assigning Bank is equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, the Agent and each Issuing Bank; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent of the Borrower shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank or, in the case of an assignment made pursuant to subsection (f) below, the Borrower shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (f) The Borrower shall have the right to require that any Bank assign all of its rights and obligations under this Agreement and its Notes (including any outstanding Money Market Loans) to a new bank or an existing Bank if (i) in the case of a new bank, such new bank shall be acceptable to the Required Banks and
(ii) such new bank or Bank, as the case may be, shall enter into an Assignment and Assumption Agreement therefor with such assigning Bank subject to the provisions of subsection (c) above, pursuant to which such new bank or Bank, as the case may be shall purchase the outstanding Loans of the assigning Bank at par plus accrued interest and shall pay to the assigning Bank all accrued fees and the Borrower shall pay to the assigning Bank all other amounts then owing to it under this Agreement.

     SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.


     SECTION 9.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT, THE ISSUING BANKS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.11. Existing Credit Agreement. Each Bank which is a party hereto and to the Existing Credit Agreement hereby waives the notices required to be given pursuant to Section 2.09 thereof to ratably reduce the "Commitments" (as defined therein) and then terminate the "Commitments" as contemplated by Section 3.01(e).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                USF&G CORPORATION


                                By /s/ Dan L. Hale
                                   Title: Executive Vice
                                          President and Chief
                                          Financial Officer
                                100 Light Street
                                Baltimore, MD 21202
                                Facsimile number: (410) 234-2056

Commitments


$30,000,000                           MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK


                                      By  /s/ Ann E. Darby
                                          Title: Vice President



$25,000,000                           THE BANK OF NEW YORK

                                      By /s/ Lizanne T. Eberle
                                         Title: Vice President



$25,000,000                           THE FIRST NATIONAL BANK OF
                                         MARYLAND


                                      By /s/ Brooks W. Thropp
                                         Title: Vice President



$25,000,000                           MELLON BANK, N.A.

                                      By /s/ Robert E. Brandenstein
                                         Title: Vice President


$15,000,000                           CREDIT LYONNAIS, NEW YORK BRANCH

                                      By /s/ Renaud d'Herbes
                                         Title: Senior Vice President

$15,000,000                           DEUTSCHE BANK AG, NEW YORK BRANCH
                                         AND/OR CAYMAN ISLAND BRANCHES

                                      By /s/ Eckhard Osenberg
                                         Title: Assistant Vice President

                                      By /s/ Cynthia A. Gavenda
                                         Title: Associate


$15,000,000                           FIRST INTERSTATE BANK OF
                                      CALIFORNIA

                                      By /s/ Thomas J. Helotes
                                         Title: Vice President



$15,000,000                           MERCANTILE-SAFE DEPOSIT &
                                      TRUST COMPANY

                                      By /s/ Nicholas C. Richardson
                                         Title: Assistant Vice President



$15,000,000                           NATIONSBANK, N.A. (SOUTH)

                                      By /s/ William Herrell
                                         Title: Officer



$15,000,000                           SIGNET BANK

                                      By /s/ Janice E. Godwin
                                         Title: Vice President


$15,000,000                           SWISS BANK CORPORATION

                                      By /s/ Darryl M. Monasebian
                                         Title: Director

                                      By /s/ Donna L. Burton
                                         Title: Associate Director




$10,000,000                           ABN AMRO BANK N.V.,
                                        NEW YORK BRANCH


                                      By /s/ Victor J. Fennon
                                         Title: Vice President

                                      By /s/ Eisso P.W. VanderMeulen
                                         Title: Assistant Vice President



$10,000,000                           THE FIRST NATIONAL BANK OF BOSTON


                                      By /s/ Lawrence C. Bigelow
                                         Title: Director



$10,000,000                           CIBC INC.


                                      By /s/ Lu Ann Bowers
                                         Title: As Agent



$10,000,000                           THE FUJI BANK, LIMITED,
                                         NEW YORK BRANCH

                                      By /s/ Teiji Teramoto
                                         Title: Vice President
                                                and Manager



- -----------------

Total Commitments

$250,000,000
=================


                                      MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Issuing Bank


                                      By /s/ Ann E. Darby
                                        Title: Vice President
                                      60 Wall Street
                                      New York, New York  10260-0060
                                      Attention: Ann E. Darby
                                      Telex number: 177615
                                      Facsimile number: (212) 648-5249



                                      MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Agent



                                      By /s/ Jerry J. Fall
                                        Title: Vice President
                                      60 Wall Street
                                      New York, New York  10260-0060
                                      Attention:  Jerry J. Fall
                                      Telex number: 177615
                                      Facsimile number: (212) 648-5249

                                PRICING SCHEDULE


     The "Euro-Dollar Margin", "CD Margin", "Base Rate Margin", "Facility Fee Rate" and "Letter of Credit Fee" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


==================== -------- --------- ---------- --------- -------- =========

   Status            Level I  Level II  Level III  Level IV  Level V  Level VI
==================== -------- --------- ---------- --------- -------- =========

Euro-Dollar Margin   0.225%   0.25%     0.2625%    0.3%      0.35%    0.5%
==================== -------- --------- ---------- --------- -------- =========

CD Margin            0.35%    0.375%    0.3875%    0.425%    0.475%   0.625%
==================== -------- --------- ---------- --------- -------- =========

Base Rate Margin     0.0%     0.0%      0.0%       0.0%      0.0%     0.0%
==================== -------- --------- ---------- --------- -------- =========

Facility Fee Rate    0.1%     0.125%    0.1375%    0.15%     0.2%     0.25%
==================== ======== ========= ========== ========= ======== =========

Letter of Credit Fee 0.225%   0.25%     0.2625%    0.3%      0.35%    0.5%
==================== ======== ========= ========== ========= ======== =========


     For purposes of this Schedule, the following terms have the following meanings:

     "Level I Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated at least A- by S&P and A3 by Moody's.

     "Level II Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated at least BBB+ by S&P and Baa1 by Moody's and (ii) Level I Status does not exist.

     "Level III Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated at least BBB by S&P and Baa2 by Moody's and (ii) neither Level I Status nor Level II Status exists.

     "Level IV Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated at least BBB by S&P or Baa2 by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

     "Level V Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated at least BBB- by S&P and Baa3 by Moody's and (ii) none of Level I Status, Level II Status, Level III Status and Level IV Status exists.

     "Level VI Status" exists at any date if, at such date, no other Status exists.

     "Moody's" means Moody's Investors Service, Inc.

     "S&P" means Standard & Poor's Ratings Group.

     "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement (the "Long-Term Securities"), and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. For purposes of determining Status: (i) if at any date the rating of the Long-Term Securities by Moody's shall be higher or lower than the comparable rating by S&P by one rating level (it being understood that for these purposes an S&P rating of A+ is comparable to a Moody's rating of A1, an S&P rating of A is comparable to a Moody's rating of A2, and so forth), then the rating of the Long-Term Securities by each of Moody's and S&P shall be deemed to be the higher of the two ratings; and (ii) if at any date the rating of the Long-Term Securities by Moody's shall be higher or lower than the comparable rating by S&P by two or more rating levels (it being understood that for these purposes an S&P rating of A+ is comparable to a Moody's rating of A1, an S&P rating of A is comparable to a Moody's rating of A2, and so forth), then the rating of the Long-Term Securities by each of Moody's and S&P shall be deemed to be the comparable S&P and Moody's ratings at the midpoint between the two actual ratings, or, if there shall be no rating at the midpoint, the next higher rating from the midpoint between the two actual ratings. For example, if the Long-Term Securities are rated BBB by S&P and Ba1 by Moody's, the Long-Term Securities shall be deemed to be rated BBB- by S&P and Baa3 by Moody's; and if the Long-Term Securities are rated BBB+ by S&P and Ba1 by Moody's, the Long-Term Securities shall be deemed to be rated BBB by S&P and Baa2 by Moody's.

                                   SCHEDULE I

The following amounts of debt are outstanding and such debt is secured by various liens:

Amount                              Transaction

$45,000,000                         Miscellaneous

                                    EXHIBIT A



                                      NOTE


                                                              New York, New York
                                                                          , 19

     For value received, USF&G CORPORATION, a Maryland corporation (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Credit and Reimbursement Agreement dated as of March 29, 1996 among the Borrower, the banks listed on the signature pages thereof, the Letter of Credit Issuing Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                        USF&G CORPORATION


                                        By________________________
                                          Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


                                         Amount of
            Amount of          Type of   Principal    Maturity   Notation
   Date     Loan               Loan      Repaid       Date       Made By
- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------

                                    EXHIBIT B



                       Form of Money Market Quote Request




                                            [Date]




To:               Morgan Guaranty Trust Company of New York
                   (the "Agent")

From:             USF&G Corporation

Re: Credit and Reimbursement Agreement (the "Credit Agreement") dated as of March 29, 1996 among the Borrower, the Banks listed on the signature pages thereof, the Letter of Credit Issuing Banks party thereto and the Agent


     We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount*                                        Interest Period**

$

- -----------------
     *Amount must be $10,000,000 or a larger multiple of $5,000,000.

     **Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Terms used herein have the meanings assigned to them in the Credit
Agreement.


                                         USF&G CORPORATION


                                         By________________________
                                           Title:

                                    EXHIBIT C



                   Form of Invitation for Money Market Quotes




To:           [Name of Bank]

Re:           Invitation for Money Market Quotes to
              USF&G Corporation (the "Borrower")


     Pursuant to Section 2.03 of the Credit and Reimbursement Agreement dated as of March 29, 1996 among the Borrower, the Banks parties thereto, the Letter of Credit Issuing Banks party thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount                                         Interest Period


$


     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].


                                    MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK, as Agent


                                    By______________________
                                      Authorized Officer

                                    EXHIBIT D

                           Form of Money Market Quote

To:               Morgan Guaranty Trust Company of New York,
                    as Agent
Re:               Money Market Quote to USF&G Corporation
                    (the "Borrower")

     In response to your invitation on behalf of the Borrower dated __________, we hereby make the following Money Market Quote on the following terms:

1.                Quoting Bank:  ________________________________
2.                Person to contact at Quoting Bank:

                  -----------------------------

3.                Date of Borrowing: ____________________*
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal         Interest     Money Market
Amount**          Period***    [Margin****]      [Absolute Rate*****]

$

$

                  [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed
$____________.]**

- ----------

*        As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.
*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
*****    Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit and Reimbursement Agreement dated as of March 29, 1996 among the Borrower, the Banks listed on the signature pages thereof, the Letter of Credit Issuing Banks party thereto and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                        Very truly yours,
                                        [NAME OF BANK]

Dated:_______________                   By:__________________________
                                           Authorized Officer



- ----------

                                    EXHIBIT E



                                 OPINION OF THE
                     DEPUTY GENERAL COUNSEL OF THE BORROWER






To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     I am Deputy General Counsel for USF&G Corporation (the "Borrower") and have acted in such capacity in connection with the Credit and Reimbursement Agreement (the "Credit Agreement") dated as of March 29, 1996 among the Borrower, the banks listed on the signature pages thereof, the Letter of Credit Issuing Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 3.01(b) of the Credit Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

          1. The Borrower is a corporation validly existing and in good standing under the laws of Maryland, and has all corporate powers required to carry on its business as now conducted.

          2. The Borrower has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Borrower, do not, in the aggregate, have a Material Adverse Effect.

          3. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by the Borrower by or in respect of, or filing by the Borrower with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower.

          4. To the best of my knowledge after responsible inquiry, the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes do not contravene, or constitute a default under, any provision of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any material Lien on any asset of the Borrower or any of its Subsidiaries.

          5. There is no action, suit or proceeding pending or, to the best of my knowledge, threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable expectation of an adverse decision which reasonably could be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes, except as may have been disclosed in the financial statements referred to in Section 4.04(a) and
     (b) of the Credit Agreement.

          6. Each of the Borrower and the Borrower's corporate Subsidiaries named below is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Borrower or such Subsidiary, do not, in the aggregate, have a Material Adverse Effect. The Subsidiaries referred to in this paragraph are United States Fidelity and Guaranty Company and Fidelity and Guaranty Life Insurance Company.

          Davis Polk & Wardwell may rely on this opinion in connection with the rendering by such firm of an opinion to you dated the date hereof with respect to the Agreement.

                                          Very truly yours,

                                    EXHIBIT F




                                   OPINION OF
                            COUNSEL FOR THE BORROWER






To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     We have acted as counsel for USF&G Corporation (the "Borrower") in connection with the Credit and Reimbursement Agreement (the "Credit Agreement") dated as of March 29, 1996 among the Borrower, the banks listed on the signature pages thereof, the Letter of Credit Issuing Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.01(c) of the Credit Agreement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In rendering this opinion, we have assumed that all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original document, all signatures on all documents submitted to us for examination are genuine, and all public records received are accurate and complete.

     Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity (including public policy limitations on the indemnification provisions thereof).

     You may rely upon this opinion only in connection with the transactions being consummated pursuant to the Credit Agreement and neither you nor any other person may rely upon or use this opinion for any other purpose whatsoever. However, Davis Polk & Wardwell may rely on this opinion in connection with the rendering by such firm of an opinion to you dated the date hereof with respect to the Agreement.


                                    Very truly yours,

                                    EXHIBIT G




                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT







To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     We have participated in the preparation of the Credit and Reimbursement Agreement (the "Credit Agreement") dated as of March 29, 1996 among USF&G Corporation, a Maryland corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks"), the Letter of Credit Issuing Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect. Insofar as the foregoing opinion involves matters governed by the laws of Maryland, we have relied, without independent investigation, upon the opinions of J. Kendall Huber, Deputy General Counsel of the Borrower, and of Piper & Marbury, counsel for the Borrower, a copy of each of which has been delivered to you.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                Very truly yours,

                                    EXHIBIT H



                       ASSIGNMENT AND ASSUMPTION AGREEMENT




     AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), USF&G CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Issuing Bank (the "Issuing Bank").


                               W I T N E S S E T H


     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit and Reimbursement Agreement dated as of March 29, 1996 among the Borrower, the Assignor and the other Banks party thereto, as Banks, the Letter of Credit Issuing Banks party thereto and the Agent (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $__________;

     WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

     WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans and Letter of Credit Liabilities, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by, and Letter of Credit Liabilities of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Borrower], the Issuing Banks and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It
- -------------
     *Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

     is understood that commitment and/or facility fees and/or letter of credit fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof in respect of the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     [SECTION 4. Consent of the Borrower, the Issuing Banks and the Agent. This Agreement is conditioned upon the consent of the Borrower, the Agent and the Issuing Bank pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower, the Issuing Banks and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                       [ASSIGNOR]


                                       By_________________________
                                         Title:



                                       [ASSIGNEE]


                                       By__________________________
                                         Title:



                                       USF&G CORPORATION


                                       By__________________________
                                         Title:



                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent


                                       By__________________________
                                         Title:



                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Issuing Bank


                                       By__________________________
                                         Title:

                                    EXHIBIT I


                        FORM OF LETTER OF CREDIT REQUEST


                                                                     , 19__


Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York 10260
Attention: ____________________


Morgan Guaranty Trust Company
  of New York, as Issuing Bank
c/o J. P. Morgan Services Inc.
P.O. Box 6071
Newark, DE  19714-9857
Attention: International Trade Services


                Re: Credit and Reimbursement Agreement dated as of
                    March 29, 1996 (as amended, the "Agreement") among USF&G Corporation (the "Borrower"), the Banks party thereto, the Issuing Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent



     Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

     1. Pursuant to Section 2.15(b) of the Agreement, the Borrower or, on a joint and several basis, the Borrower and each undersigned wholly owned Subsidiary, ____________ (each a "Co-Applicant"), hereby request that the Issuing Bank issue a Letter of Credit in accordance with the information annexed hereto as Annex A hereto.

     2. The Borrower hereby certifies that on the date hereof and on the date of issuance set forth in Annex A, and after giving effect to the Letter of Credit requested hereby:

     (a) The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Agreement.

     (b) No Default exists under the Agreement.

     (c) Each of the representations and warranties contained in the Agreement is and shall be true and correct (except the representations and warranties set forth in Sections 4.04(c) or 4.05).

     (d) After giving effect to the Letter of Credit requested to be issued hereby, (i) the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding amount of all Loans shall not exceed the aggregate amount of the Commitments.

     (e) Each undersigned Co-Applicant (if any) acknowledges that it has received a copy of the Agreement and acknowledges and agrees that, from and after the date of issuance of the Letter of Credit requested hereby, it shall be jointly and severally liable with the Borrower for all obligations with respect, or related, to such Letter of Credit or the payments to be made thereunder, including, without limitation, all obligations under Sections 2.15, 8.04 and
9.03 of the Agreement. Each undersigned Co-Applicant (if any) will, at the request of the Agent or the Issuing Bank, execute a copy of the Agreement and such other documents as may be reasonably required by the Agent or such Issuing Bank.

     IN WITNESS WHEREOF, the Borrower and each undersigned Co-Applicant (if any) has caused this Certificate to be executed by its duly authorized officer as of the date and year first written above.


                                          USF&G CORPORATION


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________



                                          [CO-APPLICANT]


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________

                                    Exhibit J

                                     SAMPLE

                              DATE:_______________
                             Letter of Credit No.___


                            *FOR INTERNAL IDENTIFICATION PURPOSES ONLY*

                            *Our Irrevocable Credit No._________________* *Applicant:_________________________________*
                            *___________________________________________*
         MAIL TO:
         ================
         BENEFICIARY:
         ----------------

Dear Sirs:

         We hereby establish this irrevocable standby Letter of Credit in favor of the aforesaid addressee (Beneficiary) for drawings up to __________ AMOUNT __________ (____________ AMOUNT IN WORDS________) effective ______________. This
Letter of Credit is issued, presentable and payable at our International Trade Services Department as provided below and expires with our close of business on ___________________. Drafts and documents presented by mail should be mailed to Morgan Guaranty Trust Company of New York, c/o J.P. Morgan Services Inc., P.O. Box 6071 Newark, Delaware, 19714-9857, Attention: International Trade Services. Courier or physical deliveries should be addressed to Morgan Guaranty Trust Company of New York, c/o J.P. Morgan Services Inc., 500 Stanton Christiana Road, Newark, Delaware, 19713-2107, Attention: International Trade Services. Although we prefer physical presentations be made to our Newark, Delaware location, our 15 Broad Street, New York, New York, 10015 location is also available for your physical presentations. Should you use our 15 Broad Street address for physical presentations, letters of credit/documents must be directed to, the Tellers Department, Ground Floor, 15 Broad Street, Attention: International Trade Services.

         If the Beneficiary is an insurance company, the term "Beneficiary" includes any successor by operation of law of the named Beneficiary including without limitation any liquidator, rehabilitator, receiver or conservator.

     We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Credit No. ______, for all or any part of this credit upon presentation of your draft drawn on us at our office specified in paragraph one on or before the expiration date or any automatically extended expiry date.

                                    CONTINUED

                                     SAMPLE

                              DATE:_______________
                             Letter of Credit No.___
                                    PAGE TWO

                           MAIL TO:
                           ================
                           BENEFICIARY:
                           ----------------


     Except as expressly stated herein, this undertaking is not subject to any agreement, requirement or qualification. The obligation of Morgan Guaranty Trust Company of New York under this Letter of Credit is the individual obligation of Morgan Guaranty Trust Company of New York and is in no way contingent upon reimbursement with respect thereto.

     It is a condition of this Letter of Credit that it is deemed to be automatically extended without amendment for one year from the expiry date hereof, or any future expiration date, unless at least sixty days prior to any expiration date, we notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period, provided that under no circumstance shall this Letter of Credit be renewed or extended (automatically or otherwise) if the expiry date would be after March 29, 2001.

     This Letter of Credit is subject to and governed by the laws of the State of New York and the 1993 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication No.
500) and, in the event of any conflict, the Laws of the State of New York will control. If this credit expires during an interruption of business as described in Article 17 of said Publication 500, the Bank hereby specifically agrees to effect payment if this Credit is drawn against within 30 days after the resumption of business.

                                        Yours very truly,



                                        Authorized Signature
                                        Standby/Guarantee Unit
                                        (302) 634-

                                     Annex A

                          LETTER OF CREDIT INFORMATION


1.       Name of Beneficiary:

- ----------------------------------------------------------------.

2.       Address of Beneficiary of the Letter of Credit:

- ----------------------------------------------------------------
- ----------------------------------------------------------------.

3. Conditions under which a drawing under such Letter of Credit may be made (specify the required documentation):

- ----------------------------------------------------------------
- ----------------------------------------------------------------
- ----------------------------------------------------------------
- ----------------------------------------------------------------
- ----------------------------------------------------------------
- ----------------------------------------------------------------
- ----------------------------------------------------------------.

4.       Maximum amount to be available under such Letter of
Credit:  $___________.

5.       Requested Date of Issuance: _______________ __, 199__.

6.       Stated Expiration Date: _______________ __, 199__.

7.       Description of Transaction to be supported by such Letter of Credit:

- ----------------------------------------------------------------
- ----------------------------------------------------------------
- ----------------------------------------------------------------
- ----------------------------------------------------------------
- ----------------------------------------------------------------.

8.       Name and address of each Co-Applicant (if any):

- ----------------------------------------------------------------
- ----------------------------------------------------------------.